FORM 8-K - CURRENT REPORT

             (As last amended in Rel. No. 34-36968, eff. 08/13/92.)

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)         December 12, 1996
                                                _______________________________

                              Blessings Corporation
______________________________________________________________________________
           (Exact name of registrant as specified in its charter)

       Delaware                        1-4684               13-5566477
_______________________________________________________________________________
(name or other jurisdiction          (commission           (IRS employer
    of incorporation)                file number)        identification no.)

          200 Enterprise Drive, Newport News, VA         23603
_______________________________________________________________________________
     (address of principal executive offices)          (zip code)

Registrant's telephone number, including area code        (757) 887-2100
                                                  _____________________________

_______________________________________________________________________________
     (former name or former address, if changed since last report.)

                         ______________________________



Item 5.           Other Events.

                  See the press release dated December 11, 1996, disclosing fourth quarter 1996 earnings projection which is incorporated herein by reference.

CONTACT: James P. Luke
                  Executive Vice President
                  Chief Financial Officer


                              FOR IMMEDIATE RELEASE


         NEWPORT NEWS, VIRGINIA, DECEMBER 11, 1996. Blessings Corporation (AMEX Symbol BCO) announced today that it expects to report substantially reduced operating results for the company's fourth quarter which will end December 31, 1996. The company stated that fourth quarter earnings will be essentially a break-even on a net after tax basis, compared to net income after taxes for the fourth quarter of 1995 of $1,755,900 or $.17 per share on 10,123,888 average common shares outstanding.

         Dr. Elwood M. Miller, President and CEO of Blessings Corporation, attributed the anticipated fourth quarter results to two principal factors:
"First, raw material costs which experienced a secondary increase during 1996, while apparently peaking in October, are not expected to decline until sometime in 1997. As a result, margins after raw material costs are projected to remain at near historic lows throughout the quarter. The other major factor reducing fourth quarter profitability relates to the Company's intensified efforts to bring significant new product introductions to full commercialization during the first quarter of 1997. These efforts entail major capital investments, R & D developmental expenditures and planned volume reductions resulting from equipment idled to accommodate engineering modifications. This, in turn, has resulted in raw material yield losses in excess of standard and increased start-up costs, both of which are expected to improve as the quarter progresses."

         Dr. Miller concluded by stating that "While we are not pleased with these temporary interruptions to our long-term profit objectives, we remain fully dedicated to the directions which we have taken to expand our business beyond its core competencies. While we will incur significant costs during the fourth quarter of 1996 to accomplish our objectives, we are optimistic about the direction of our business and about the outlook for fiscal year 1997."

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Registrant:
                           __________

                           BLESSINGS CORPORATION



                           By:           /s/  James P. Luke
                                      _______________________________________
                                      James P. Luke, Executive Vice President
                                      Secretary/Treasurer

Date:    December 12, 1996